UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 4, 2015, Pulte Mortgage LLC (“Pulte Mortgage”), a wholly-owned subsidiary of PulteGroup, Inc. ("PulteGroup"), entered into an Amended and Restated Master Repurchase Agreement (the “Repurchase Agreement”) with Comerica Bank, as Agent and representative of itself as a Buyer and the other Buyers ("Agent"), and the other Buyers listed therein. The purpose of the Repurchase Agreement is to finance the origination of mortgage loans by Pulte Mortgage in replacement of a similar agreement that expired on September 7, 2015. The Repurchase Agreement expires on the earlier of (i) September 2, 2016, or (ii) the date when the Buyers’ commitments are terminated pursuant to the Repurchase Agreement, by order of any governmental authority, or by operation of law.

The Repurchase Agreement provides for a maximum aggregate commitment of $200 million, subject to certain sublimits, and contains an accordion feature that could increase the maximum aggregate commitment to $250 million based on the Agent obtaining increased committed sums from existing Buyers. The maximum aggregate commitment was initially set at $175 million but contains a series of increases and decreases in order to adjust the borrowing capacity based on seasonal fluctuations in volume. The maximum aggregate commitment is increased to $200 million on December 1, 2015, reduced to $175 million on January 19, 2016, and increased again to $200 million on July 29, 2016.

Advances under the Repurchase Agreement carry a Pricing Rate based on the Libor Rate plus the Applicable Margin, as defined in the Repurchase Agreement, or the Default Pricing Rate, as defined in the Repurchase Agreement. Amounts outstanding under the Repurchase Agreement are not guaranteed by PulteGroup or any of its subsidiaries that guarantee PulteGroup's senior notes.

The Repurchase Agreement contains various affirmative and negative covenants applicable to Pulte Mortgage. The negative covenants include, among others, certain limitations on transactions involving acquisitions, mergers, the incurrence of debt, sale of assets, and creation of liens upon any of its Mortgage Notes. Additional covenants include quantitative thresholds related to: (i) Adjusted Tangible Net Worth, (ii) Adjusted Tangible Net Worth Ratio, (iii) Net Income, and (iv) Liquidity, each of which is defined in the Repurchase Agreement.

A copy of the Repurchase Agreement is attached as Exhibit 10.1 hereto and is herein incorporated by reference. The above referenced summary of the material terms of the Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)         Exhibits
10.1 Amended and Restated Master Repurchase Agreement dated as of September 4, 2015, among Comerica Bank, as Agent, Lead Arranger and a Buyer, the other Buyers party hereto and Pulte Mortgage LLC, as Seller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	September 8, 2015	By:	\s\ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Senior Vice President,
General Counsel
and Secretary

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